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                               GRAPHIX ZONE, INC.


                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK

             (Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware)

                            -------------------------

     Graphix Zone, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation ("Board"), at a meeting on February 13, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series C Convertible Preferred Stock", which resolution is as follows:

     RESOLVED, that pursuant to authority vested in the Board of the Corporation by the Certificate of Incorporation, the Board does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                      SERIES C CONVERTIBLE PREFERRED STOCK

     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Convertible Preferred Stock"), and the number of shares constituting the Series C Convertible Preferred Stock shall be 1,300,000, and shall not be subject to increase.

     SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series C Convertible Preferred Stock shall be the sum of (i) $3.375 and (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series C Convertible Preferred Stock.
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     SECTION 3. RANK. All Series C Convertible Preferred Stock shall rank (i)
senior to the Common Stock, $.01 par value (collectively the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of
Series C Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $0.10125 per annum per share, and no more, which shall be fully cumulative (but not compounded), shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing April 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series C Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Series C Convertible Preferred Stock or any combination of cash and shares of Series C Convertible Preferred Stock, at the option of the Corporation as hereinafter provided. If the Corporation elects to pay dividends in shares of Series C Convertible Preferred Stock, such dividends shall accrue, and the shares shall not be issued, until the earlier of (i) redemption of the shares pursuant to the provisions of Section 6 or Section 7 or (ii) conversion of the shares pursuant to Section 8. The amount of the dividends payable per share of Series C Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of 12 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or liquidation preference to the Series C Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, no purchase, redemption, or other acquisition shall be made by the Corporation or any person controlled thereby of any shares of Junior Dividend Stock, nor shall any monies be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series C Convertible Preferred Stock or any Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series C Convertible Preferred Stock shall have been paid in full or declared and set apart for payment.

     No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series C Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the

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Series C Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series C Convertible Preferred Stock for any period, no purchase, redemption or other acquisition of Parity Dividend Stock shall be made and no monies shall be paid or made available for a sinking fund for the purchase, redemption or other acquisition of any Series C Convertible Preferred Stock or any Parity Dividend Stock unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series C Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Series C Convertible Preferred Stock in payment of dividends on the Series C Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Series C Convertible Preferred Stock arrived at by dividing $3.375 into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series C Convertible Preferred Stock held by such holder which are being paid in shares of Series C Convertible Preferred Stock were being paid in cash. No fractional shares of Series C Convertible Preferred Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Series C Convertible Preferred Stock to each holder which reflects a rounding up to the next highest whole number of shares of Series C Convertible Preferred Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Series C Convertible Preferred Stock in payment of dividends on Series C Convertible Preferred Stock if:

     (i) the issuance or delivery of shares of Series C Convertible Preferred Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained; or

     (ii) the issuance of shares of Series C Convertible Preferred Stock in payment of dividends on Series C Convertible Preferred Stock held by any Restricted Person (as defined in Section 8(a) hereof) would result in any Restricted Person beneficially owning more than 9.9% of the Corporation's Common Stock, determined as provided in the proviso to the second sentence of Section 8(a) hereof.

     Shares of Series C Convertible Preferred Stock issued in payment of dividends on Series C Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed

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to be, validly issued, fully paid and nonassessable shares of Series C
Convertible Preferred Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

     (c) The Corporation shall not pay or declare and set apart for such payment any dividend on shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock (as defined herein) other than (1) dividends on shares of Common Stock solely in the form of additional shares of Common Stock, (2) dividends on Junior Dividend Stock solely in the form of shares of Common Stock or additional shares of Junior Dividend Stock or (3) dividends on Junior Liquidation Stock solely in the form of shares of Common Stock or additional shares of Junior Liquidation Stock unless contemporaneously therewith, the Corporation shall pay or declare and set apart for payment dividends on the shares of Series C Convertible Preferred Stock in an amount per share of Series C Convertible Preferred Stock equal to the amount of dividends or other distribution the holder of such share of Series C Convertible Preferred Stock would otherwise have been entitled to receive had such holder converted such share of Series C Convertible Preferred Stock in accordance with Section 8(a) into shares of Common Stock as if the Conversion Date (as defined herein) were the earlier of (x) the record date for the payment of such dividend on shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, and (y) the trading day prior to the date on which ex-dividend trading in the Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, begins with respect to such dividend thereon.

     (d) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless, in each case, the Corporation or such subsidiary offers to purchase from each holder of shares of Series C Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series C Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series C Convertible Preferred Stock equal to the product obtained by multiplying (1) the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted in accordance with
Section 8(a) on the date of purchase of such share of Series C Convertible Preferred Stock times (2) in the case of a transaction with respect to Common Stock, one hundred percent (100%) of the cash price (or other consideration) per share of Common Stock to be paid in connection with such redemption, repurchase or acquisition, or in the case of a transaction with respect to Junior Dividend Stock or Junior Liquidation Stock, the Mandatory Redemption Price (as defined in
Section 6(b)).

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     (e)  Neither the Corporation nor any subsidiary of the Corporation shall
(1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Corporation contemporaneously therewith makes an offer or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation unless such person agrees with the Corporation to make an offer, in either such case, to each holder of outstanding shares of Series C Convertible Preferred Stock to purchase the same percentage of shares of Series C Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series C Convertible Preferred Stock equal to the product obtained by multiplying (1) the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted in accordance with Section 8(a) on the date of purchase of such share of Series C Convertible Preferred Stock times (2) one hundred percent (100%) of the cash price (or other consideration) per share of Common Stock offered in such Tender Offer.

     SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution at the rate specified in Section 4(a), and (iii) $3.375 (collectively, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"). If the assets of the Corporation available for distribution to its stockholders are insufficient to pay the full Liquidation Preference payable to the Series C Convertible Preferred Stock and the full liquidation preferences of any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series C Convertible Preferred Stock (the "Parity Liquidation Stock") then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock and the Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

     SECTION 6. MANDATORY REDEMPTION.

     (a) On February 28, 2000, the Corporation shall redeem, in cash out of any funds legally available therefor, all shares of Series C Convertible Preferred Stock then outstanding at the Mandatory Redemption Price (as defined in paragraph (b) below).

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     (b)  The "Mandatory Redemption Price" for each share of Series C
Convertible Preferred Stock shall be an amount in cash equal to the sum of $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of Delaware) plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of redemption.

     (c) If only a part of the outstanding shares of Series C Convertible Preferred Stock is legally permitted to be redeemed, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series C Convertible Preferred Stock.

     (d) Not less than 30 days nor more than 60 days prior to the date fixed for redemption ("Mandatory Redemption Date"), written notice ("Mandatory Redemption Notice"), shall be mailed, postage prepaid, to each holder of record of the Series C Preferred Stock to be redeemed at his post office address last shown on the records of the Corporation. The Mandatory Redemption Notice shall state:

          (i) If less than all of the outstanding shares of Series C Convertible Preferred Stock are then legally permitted to be redeemed, the total number of shares that are then legally permitted to be redeemed and the reason that less than all of the shares may be redeemed;

          (ii) Whether all or less than all of the outstanding shares of Series C Convertible Preferred Stock are to be redeemed and the total numbers of shares being redeemed;

         (iii) The number of shares of Series C Convertible Preferred Stock held by the holder that the Corporation intends to redeem;

          (iv) The Mandatory Redemption Date and the Mandatory Redemption Price; and

          (v) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     (e) On or before the Mandatory Redemption Date, each holder of Series C Convertible Preferred Stock to be redeemed, unless such holder has exercised his right to convert the shares as provided in Section 8, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (f) If the Mandatory Redemption Notice has been duly given, and if on the Mandatory Redemption Date the Mandatory Redemption Price is either paid or made available for payment through the deposit arrangement specified in paragraph (g) below, then notwithstanding that the certificates evidencing any of the shares of Series C Convertible Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Mandatory Redemption Date and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates therefor.

     (g) On or prior to the Mandatory Redemption Date, the Corporation shall deposit with any bank in Orange County, California, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Mandatory Redemption Price of all shares of Series C Convertible Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank to pay, on or after the Mandatory Redemption Date or prior thereto, the Mandatory Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank payment of the Mandatory Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 8. Any funds so deposited and unclaimed at the end of one year from the Mandatory Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Mandatory Redemption Price only from the Corporation.

     (h) If all of the then outstanding shares of Series C Convertible Preferred Stock are not redeemed on the Mandatory Redemption Date, neither the Corporation nor any entity controlled by the Corporation shall redeem, repurchase, otherwise acquire or pay dividends or make any distributions with respect to any other securities of the Corporation until such time as all such shares of Series C Convertible Preferred Stock have been redeemed or converted into Common Stock.

     SECTION 7. OPTIONAL REDEMPTION.

     (a) The Corporation may, at any time at the option of the Board, redeem the Series C Convertible Preferred Stock in whole or in part; PROVIDED, HOWEVER, that the Corporation shall not make any partial redemption which would leave any Holder with a number of shares of Series C Convertible Preferred Stock which would be convertible, pursuant to the provisions of Section 8(a), into less than two hundred thousand (200,000) shares (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware) of Common Stock unless such number represents a number of shares of Common Stock which could, at that time, be sold by such Holder in any three (3) month period pursuant to Rule 144 under the Securities Act of 1933, as amended.

     (b) The redemption price for each share of Series C Convertible Preferred Stock shall be an amount in cash equal to the sum of $3.7125 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of Delaware) plus the amount of all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date of redemption (such total amount being hereinafter referred to as the "Voluntary Redemption Price").

     (c) If only a part of the then outstanding Series C Convertible Preferred Stock is voluntarily redeemed, the Corporation shall effect such redemption ratably according to the number of shares held by each holder of the Series C Convertible Preferred Stock.

     (d) Not less than 30 days nor more than 60 days prior to the date fixed for any such redemption of the Series C Convertible Preferred Stock ("Voluntary Redemption Date"), written notice ("Voluntary Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series C Convertible Preferred Stock at his post office address last shown on the records of the Corporation. The Voluntary Redemption Notice shall contain the information specified in paragraph 6(d). The redemption of Series C Convertible Preferred Stock pursuant to this Section 7 shall be effected in accordance with the provisions of paragraphs 6(e) through (g) as if the Voluntary Redemption Date, Notice and Price were the Mandatory Redemption Date, Notice and Price.

     SECTION 8. CONVERSION.

     (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series C Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series C Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the respective dates following issuance of shares of Series C Convertible Preferred Stock (such date of initial issuance being referred to herein as the "Issuance Date") shown on the certificates for shares of Series C Convertible Preferred Stock and at any time thereafter, each share of Series C Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series C Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount and (ii) accrued but unpaid dividends up to and including the Conversion Date on the share of Series C Convertible Preferred Stock being converted by (y) $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Common Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"). The Conversion Price shall be equal to the Conversion Amount divided by the Conversion Rate.

     (b) CERTAIN DEFINITIONS. As used herein, the "Conversion Amount" initially shall be equal to $3.375 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events with respect to the Series C Convertible Preferred Stock occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware).

     As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 8(a).

     As used herein, "Registration Rights Agreement" shall mean the Registration Rights Agreement between the Corporation and the original holders of the Series C Convertible Preferred Stock.

     (c) OTHER PROVISIONS. Notwithstanding anything in this Section 8 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 8 and not previously made.

     The holders of shares of Series C Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series C Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that the holder of shares of Series C Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date shall, promptly after receipt, return to the Corporation the dividend payable on such shares on such dividend payment date if such dividend shall have been paid by the Corporation on such dividend payment date. A holder of shares of Series C Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series C Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series C Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series C Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

     The right of the holders of Series C Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series C Convertible Preferred Stock to be converted. Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising in connection with any conversion of shares of Series C Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series C Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series C Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series C Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     In case of any consolidation or merger of the Corporation with any other corporation in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series C Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series C Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the

Series C Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     If a holder shall have given a notice of conversion of shares of Series C Convertible Preferred Stock, upon surrender of certificates representing shares of Series C Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person at an address within the United States specified by such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a notice of conversion as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series C Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law, the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holders as a result of such failure.

     No fractional shares of Common Stock shall be issued upon conversion of Series C Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock.

     Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series C Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series C Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series C Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 8, and any adjustment so evidenced, calculated in accordance with this paragraph, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series C Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

     Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 8(c) which would result in any adjustment in the Conversion Amount under this Section 8(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series C Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

     SECTION 9. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, the holder of each share of Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock could be converted pursuant to Section 8(a) hereof, and shall have full voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and applicable law. If the Series C Convertible Preferred Stock is convertible into a non-integral number of shares of Common Stock, the aggregate number of votes to which such shareholder is entitled shall be rounded to the nearest whole vote.

     The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series C Convertible Preferred Stock, or (2) the creation and issuance of any class or series of stock having priority over the Series C Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets of the Corporation ("Senior Stock"); PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series C Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences or special rights; and, PROVIDED, FURTHER, that the holders of a majority of the outstanding shares of the Series C Convertible Preferred Stock shall not be permitted to vote in favor of the creation and issuance of any Senior Stock if any shares of the Senior

Stock are to be sold or otherwise issued or distributed to those majority holders or a related entity thereto ("Transaction") unless each holder of a minority of the outstanding shares of the Series C Convertible Preferred Stock is given an opportunity to participate in the Transaction on a pro rata basis with the majority holders.

     SECTION 10. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series C Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series C Convertible Preferred Stock for conversion into Common Stock, all shares of Series C Convertible Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series C Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

     IN WITNESS WHEREOF, Graphix Zone, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Norman H. Block, its President, as of the 24th day of February, 1997.


                                   By:
                                       -----------------------------------------
                                             Norman H. Block, President